Subsidiaries Of The Registrant

         The following is a list of the subsidiaries of Provident Bancorp, Inc. following the conversion:


         Name                                     State of Incorporation
         ----                                     ----------------------

         Provident Bank                           Federal
                   |
         Provest Services Corp. I                 New York
         Provest Services Corp. II                New York
         Provident REIT, Inc.                     New York
         Provident Municipal Bank                 New York